                                                                    EXHIBIT 10.8

                               THIRD AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 31st day of December, 2003 by and among LIFE TIME FITNESS, Inc., a Minnesota corporation ("Borrower"), Antares Capital Corporation, a Delaware corporation ("Antares"), in its capacity as Agent for the Lenders party to the Credit Agreement described below and as a Lender, JP Morgan Chase Bank, as trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999 ("Chase"), as a Lender, Mariner CDO 2002, Ltd. ("Mariner") as a Lender, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. a Delaware corporation, ("Merrill"), as a Lender and as Syndication Agent, and M&I Marshall & Ilsley Bank, a Wisconsin state bank ("M&I Bank"), as a Lender.

                                   WITNESSETH:

         WHEREAS, Borrower, Antares, Chase, Mariner, Merrill and M&I Bank are all of the parties to a certain Second Amended and Restated Credit Agreement dated as of July 19, 2001, as amended (the "Credit Agreement"); and

         WHEREAS, LTF MF Real Estate Holdings, LLC, a Delaware limited liability company ("New RE Holdings"), is a wholly-owned Subsidiary of the Borrower; and

         WHEREAS, LTF MF AZ Real Estate, LLC, a Delaware limited liability company ("AZRE"), is a wholly-owned Subsidiary of New RE Holdings; and

         WHEREAS, the Credit Agreement contains certain limitations in respect of additional Indebtedness which may be incurred by the Borrower or any of its Subsidiaries and additional Liens which may be granted by Borrower or any of its Subsidiaries, and Borrower, New RE Holdings and AZRE each desire that certain financing arrangements with General Electric Capital Corporation ("GECC") providing for certain term loans to be made available to AZRE, as more fully described herein, be permitted by Antares, Chase, Mariner, Merrill and M&I Bank; and on and subject to the terms hereof Antares, Chase, Mariner, Merrill and M&I Bank are agreeable to such request; and

         WHEREAS, the parties also desire to amend the Credit Agreement in certain respects in order to permit M&I Bank to be an issuer of Lender Letters of Credit thereunder;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

         2. Amendments. Subject to the conditions set forth below, on the Third Amendment Effective Date the Credit Agreement shall be amended as follows:

         (A) Section 1.2(b) shall be amended and restated in its entirety as follows:

                  (b) Lender Letters of Credit and Letter of Credit Participation Agreements. In addition to obtaining Revolving Loans, the Borrower may utilize the Revolving Loan Commitment to obtain

                           (i) letters of credit (each such letter of credit, a "Lender Letter of Credit") issued by the Agent or, with Agent's approval, any other Lender (an "Issuing Lender"), or

                           (ii) letter of credit participation agreements issued by Agent (each such letter of credit participation, a "Letter of Credit Participation Agreement") which confirm payment to banks (whether or not such banks are Lenders) which issue letters of credit for the account of Borrower on behalf of each Lender having a Revolving Loan Commitment (severally and not jointly) according to such Lender's Revolving Loan Commitment.

         Lender Letters of Credit and Letter of Credit Participation Agreements are collectively referred to herein as "L/C Facilities". Notwithstanding the foregoing, neither the Agent nor any Issuing Lender shall have any obligation to issue any L/C Facility for the benefit of Borrower if, after giving effect thereto, (x) any of the conditions described in items (i), (ii), (iii) or (iv) of Section 1.1(a) would exist, or (y) the aggregate amount of the Letter of Credit Participation Liability would exceed $3,000,000 plus, during the period while the TIAA Letter of Credit is outstanding, the aggregate undrawn amount available for drawing thereunder. Notwithstanding anything else contained in this Agreement, the Borrower may not request issuance of, and the Agent and the Lenders shall have no obligation hereunder to issue or cause the issuance of (or extend the maturity of), the TIAA Letter of Credit except pursuant to consummation of the TIAA Transaction, and the face amount of the TIAA Letter of Credit, when issued, shall not exceed $5,000,000.

                  The Borrower shall be irrevocably and unconditionally obligated without presentment, demand, protest or other formalities of any kind, to reimburse the Agent and any Issuing Lender for any amounts paid by the Agent or such Issuing Lender under any L/C Facility within one (1) Business Day after notice to Borrower thereof. The Borrower hereby authorizes and directs the Lenders with Revolving Loan Commitments, at the option of the Issuing Lender (with respect to any Lender Letter of Credit issued by such Issuing Lender) or the Agent (with respect to any other L/C Facility), to make a Revolving Loan and fund the proceeds thereof directly to (1) such Issuing Lender in the amount of any payment made by such Issuing Lender with respect to a Lender Letter of Credit issued by such Issuing Lender, or (2) the Agent in the amount of any payment made by the Agent with respect to any other L/C Facility. All amounts paid by an Issuing Lender with respect to any Lender Letter of Credit issued by such Issuing Lender or the Agent with respect to any other L/C Facility that are not repaid by Borrower within one

         (1) Business Day after notice to Borrower thereof, with the proceeds of a Revolving Loan or otherwise, shall bear interest from the date disbursed at the interest rate then applicable to Revolving Loans, calculated using the Base Rate and the Applicable Margin in effect, and, if applicable under Section 1.3(c) hereof, the additional two percent (2.0%) per annum provided for therein. Each Lender agrees to fund its Commitment Percentage of any Revolving Loan made pursuant to this Section 1.1(b) and, if no such Revolving Loans are made, each Lender with a Revolving Loan Commitment agrees to purchase, and shall be deemed to have purchased, a participation in each L/C Facility in an amount equal to its ratable share of such L/C Facility based upon the Revolving Loan Commitments then in effect and each such Lender agrees to pay (x) to the Agent such share of any payments made by the Agent under such L/C Facility, and (y) to any Issuing Lender such share of any payments made by such Issuing Lender under any Lender Letter of Credit issued by such Issuing Lender. The obligations of each Lender under the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Sections 2.2 or 2.3 hereof.

                  Borrower may request and use a L/C Facility for the same purpose as any Revolving Loan, or, with respect to the TIAA Letter of Credit, to secure the TIAA Facilities, or, with respect to the U.S. Bank Letter of Credit, to secure the U.S. Bank Facilities, but for no other purposes. Any L/C Facility and any letter of credit or written contract for which Borrower requests a Letter of Credit Participation Agreement shall be in such form, be for such amount, and contain such terms as are reasonably satisfactory to Agent (or, if applicable, the Issuing Lender).

                  The expiration date of each Lender Letter of Credit shall be on a date which is no later than the Revolving Termination Date. Each Letter of Credit Participation Agreement shall provide that the Letter of Credit Participation Agreement terminates and all demands or claims for payment must be presented by a date certain, which date will be the earlier of (a) one year from its date of issuance (or as extended pursuant to options to renew for additional one year periods), or as otherwise provided in the letter(s) of credit to which such Letter of Credit Participation Agreement relates, or (b) the Revolving Termination Date.

                  Borrower shall give the Agent at least ten (10) Business Days prior notice specifying the date a L/C Facility is to be issued, identifying the beneficiary thereof, and describing the nature of the transactions proposed to be supported thereby. If Borrower is requesting that a Lender be the Issuing Lender, Borrower shall also provide such ten (10) Business Days' prior notice to such Lender. Each such notice shall specify the same information and contain the same certifications which Section 1.5 requires be included in a Notice of Borrowing and the Agent's obligation to establish an L/C Facility and any Lender's agreement to be the Issuing Lender of any Lender Letter of Credit shall be subject to the same conditions precedent as those for making a Revolving Loan. In addition, any Lender's agreement to be the Issuing Lender of any Letter of Credit shall also be subject to the Agent's consent thereto. The notice shall also be accompanied by the drawing terms for the Lender Letter of Credit or form of each letter of credit or other written contract which will be supported by the Letter of Credit Participation Agreement.

         (B) Section 1.9(c) shall be amended and restated in its entirety as follows:

                  (c) Letter of Credit Fees. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a fee equal to four percent (4.0%) per annum on the outstanding Letter of Credit Participation Liability, payable quarterly in arrears on the first day of the month following the end of each quarter. The Borrower shall pay any Lender acting as Issuing Bank such "facing" or issuance fees, wire transfer fees, document fees and other fees in respect of any Lender Letters of Credit issued by such Issuing Bank as may be agreed upon by Borrower and such Issuing Bank.

         (C) Section 5.1 shall be amended by (i) deleting the word "and" at the end of clause (m) thereof, (ii) replacing the "." at the end of clause (n) thereof with "; and", and (iii) adding new clauses (o), (p) and (q) thereto as follows:

                  (o) Liens granted by the GECC Subsidiaries in favor of GECC securing the GECC Facilities;

                  (p) Liens granted by New RE Holdings in favor of GECC with respect to the ownership interests of New RE Holdings in the GECC Subsidiaries to secure the GECC Facilities;

                  (q) the Lien created by the GECC Deposit Agreement in respect of the amounts of funds of Borrower deposited with GECC thereunder; and

                  (r) a Lien in favor of GECC with respect to the ownership interest of Borrower in New RE Holdings to secure the GECC Facilities.

         (D) Section 5.5 shall be amended by (i) deleting the word "and" at the end of clause (h) thereof, (ii) replacing the "." at the end of clause (i) thereof with "; and", and (iii) adding a new clause (j) thereto as follows:

                  (j) the GECC Facilities, provided that (i) the GECC Subsidiaries are the only obligors thereunder (except, with respect to Borrower, to the extent of the funds held under the GECC Deposit Agreement, and except, with respect to New RE Holdings, to the extent of the pledge of New RE Holdings' interests in the GECC Subsidiaries);
         (ii) the sole security for the GECC Facilities is Property owned by the GECC Subsidiaries (except, with respect to Borrower, for the funds held under the GECC Deposit Agreement, and except, with respect to New RE Holdings for the pledge of New RE Holdings' interests in the GECC Subsidiaries and except, with respect to Borrower, for the pledge of Borrower's interests in New RE Holdings); (iii) net proceeds of such Indebtedness (after payment of any related costs and expenses) are used either (x) to repay Indebtedness under the U.S. Bank Facility which is secured by the Clubs which are being subjected to Liens in favor of GECC, or (y) distributed by the GECC Subsidiaries incurring such Indebtedness to New RE Holdings and then by New RE Holdings to Borrower promptly upon incurring such Indebtedness; and (iv) with respect to each incurrence of any such Indebtedness after the Effective Date, no Default or

         Event of Default shall then exist or would be caused thereby and Borrower shall have delivered to Agent at least one (1) Business Day in advance thereof a calculation of the financing covenants in Sections
         6.3 and 6.6 prepared on a pro forma basis taking into account the proposed additional Indebtedness and demonstrating that the incurrence of such Indebtedness will be in compliance with such Sections.

         (E) The following new definitions shall be added in their proper alphabetical places:

                  "AZRE" means LTF MF AZ Real Estate, LLC, a Delaware limited liability company.

                  "GECC" means General Electric Capital Corporation, a New York corporation.

                  "GECC Deposit Agreement" means an agreement between Borrower and GECC [in substantially the form of Exhibit A to the Eighth Amendment for the purposes stated therein].

                  "GECC Facilities" means one or more mortgage loan facilities between the GECC Subsidiaries and GECC which will be used to refinance the real Property and improvements relating to those Clubs which are from time to time held by GECC Subsidiaries.

                  "GECC Financing Agreements" means the promissory notes, mortgages, deeds of trust, security agreements, leasehold assignments and other instruments, documents and agreements executed and delivered by the GECC Subsidiaries and/or New RE Holdings and/or the Borrower to evidence the GECC Facilities.

                  "GECC Subsidiaries" means any of AZRE, and any other Subsidiaries which hereafter becomes the owner of real Property which is subject to the GECC Financing Agreements and to a GECC Subsidiary Lease with Borrower as tenant.

                  "GECC Subsidiary Lease" means a a long-term lease agreement between a GECC Subsidiary as lessor and Borrower as lessee relating to a Club.

                  "New RE Holdings" means LTF MF Real Estate Holdings, LLC, a Delaware limited liability company.

                  "Third Amendment" means that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of December __, 2003 by and among Borrower, Agent and the Lenders.

                  "Third Amendment Effective Date" means the date upon which (a) the Third Amendment is executed by each of Borrower, Antares, Chase, Mariner, Merrill and M&I Bank, and (b) each of the conditions set forth in Section 5 of the Third Amendment has been satisfied.

         3. Consent. The Borrower hereby requests that the Agent and the Lenders each consent to AZRE's entering into the GECC Facilities and Borrower's, AZRE's and New RE Holdings' entering into the GECC Financing Agreements, on substantially the terms described on Exhibit B to this Amendment, and to the incurrence by AZRE of additional Indebtedness under the GECC Facilities and the GECC Financing Agreement s up to an outstanding principal amount not at any time to exceed $75,000,000. On and subject to the foregoing, and provided that the GECC Facilities and the GECC Financing Agreements do not conflict with the requirements set forth on Exhibit C to this Amendment, Antares, Chase, Mariner, Merrill and M&I Bank each hereby consent to (a) AZRE's entering into the GECC Facilities and Borrower's, AZRE's and New RE Holdings' entering into the GECC Financing Agreements on substantially the terms described on Exhibit B to this Amendment, and (b) the incurrence by AZRE of additional Indebtedness under the GECC Facilities and the GECC Financing Agreements up to an outstanding principal amount not at any time to exceed $75,000,000. In furtherance of the foregoing, the Lenders severally agree that the Agent is authorized to release the security interest of the Agent in Borrower's ownership interests in New RE Holdings and to deliver to GECC a UCC financing statement amendment evidencing such release of such security interest, provided that such release shall not be recorded or effective unless the GECC Facilities close. The consent set forth herein shall be effective only in the specific instance set forth herein, and is and shall be without prejudice to the rights of the Agent, any Issuing Bank and the Lenders under the Credit Agreement and the other Loan Documents in all other respects.

         4. Reaffirmation and Confirmation of Security Interest. The Borrower hereby confirms to Antares and the Lenders that the Borrower has granted to the Agent, for the benefit of the Agent and the Lenders, a security interest in or lien upon substantially all of the property of the Borrower, including, without limitation, the Collateral, to secure the Obligations of the Borrower to the Agent and the Lenders. The Borrower hereby reaffirms its grant of such security interest and lien to the Agent for such purpose in all respects.

         5. Conditions to Effectiveness. This Amendment shall become effective and the Third Amendment Effective Date and the other matters contemplated hereby shall each occur upon completion of each of the following conditions to the reasonable satisfaction of Antares, Chase, Mariner, Merrill and M&I Bank:

                  (a) Execution and Delivery of This Amendment. This Amendment shall each have been duly executed by the Borrower, the Agent and each of the Lenders.

                  (b) Secretary's Certificates; Resolutions; Incumbency. The Borrower shall have delivered to Agent and the Lenders a certificate of the Secretary or Assistant Secretary of the Borrower certifying:

                           (i) the names, offices and true signatures of the officers of the Borrower authorized to execute, deliver and perform this Amendment and any other instrument, document or agreement to be executed or delivered by the Borrower hereunder; and

                           (ii) copies of resolutions of the board of directors of the Borrower approving and authorizing the Borrower's execution, delivery and performance of this Amendment and each other instrument, document or agreement to be executed or delivered by the Borrower hereunder.

                  (c) Legal Opinions and Other Documents. The Borrower shall have delivered such opinions of counsel, and other instruments, documents and agreements of the Borrower, as Antares, Chase, Mariner, Merrill or M&I Bank may reasonably request in connection with the transactions contemplated by this Amendment.

                  (d) No Defaults. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement or could be reasonably expected to arise by reason of the transactions contemplated hereby.

         6. Representations and Warranties; Covenant. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower, and (b) each of the representations and warranties set forth in
Article 3 of the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof.

         Borrower hereby covenants to deliver to Agent a complete and correct set of the GECC Financing Agreements executed in connection with the first incurrence of Indebtedness under the GECC Facilities, certified by Borrower as complete and correct. Borrower further covenants to promptly deliver to Agent complete and correct copies of any and all GECC Financing Agreements which are from time to time executed and delivered thereafter, certified by Borrower as complete and correct.

         7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         8. References. From and after the Third Amendment Effective Date, any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         10. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement.

Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         11. Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

         12. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Second Amended and Restated Credit Agreement be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                                    LIFE TIME FITNESS, INC.

                                    By:______________________________
                                    Name:___________________________
                                    Title:____________________________

                                    ANTARES CAPITAL CORPORATION
                                    as Agent and Lender

                                    By:______________________________
                                    Name:___________________________
                                    Title:____________________________

                                    JP MORGAN CHASE BANK, not individually but solely as trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999

                                    By:_______________________________
                                    Name:____________________________
                                    Title:_____________________________

                                    MARINER CDO 2002, LTD.

                                    By:_______________________________
                                    Name:____________________________
                                    Title:_____________________________

                                    MERRILL LYNCH CAPITAL, a Division of Merrill
                                    Lynch Business Financial Services Inc.

                                    By:_______________________________
                                    Name:____________________________
                                    Title:_____________________________

                                    M&I MARSHALL & ILSLEY BANK

                                    By:_______________________________
                                    Name:____________________________
                                    Title:_____________________________